Voyager Group, Ltd.

                    CONVERTIBLE PREFERRED STOCK SERIES "J" 1999
                            & ROYALITY CERTIFICATES

                             "PURCHASE AGREEMENT"

     This Convertible Preferred Stock Series "J" 1999 & Royalty Certificate(s) "Purchase Agreement" (the "Agreement") is made as of August 30, 1999 by and between Voyager Group Ltd., a Nevada corporation (the "Company"), and the investors listed on Exhibit A attached hereto (each a "Purchaser" and together the "Purchasers").

     The parties hereby agree as follows:

1. Purchase and Sale of Convertible Series "J" 1999 Preferred Stock and Royalty Certificate(s).

1.1 Sale and Issuance of Convertible Series "J" Preferred Stock and Royalty Certificate(s).

          (a) The Company shall adopt and file with the Secretary of State of the State of Nevada on or before the Closing (as defined below) the Designations of Rights, Privileges, Preference, Powers, Qualification, Limitations & Restrictions & Investor's Rights Agreement with Certificate of Incorporation Pursuant to the Provisions of Section 78.195,199.5 & 196 of Nevada Corporate Law in the form attached hereto as Exhibit B (the "Designations & Investors rights").

          (b) Subject to the terms and conditions of this Agreement (defined below), each Purchaser severally and not jointly agrees to purchase and the Company agrees to sell and issue to each such Purchaser that number of shares of Convertible Series "J" Preferred Stock & Royalty Certificate(s) listed opposite such Purchaser's name on Exhibit A attached hereto at a purchase price of five hundred dollars $500.00 per convertible preferred share with Royalty certificate(s). The shares of Convertible Series "J" Preferred Stock issued to each such Purchaser pursuant to this Agreement are hereinafter referred to as the "Stock" * and Royalty Certificate(s)issued to each purchaser pursuant to this agreement are hereinafter Referred to as the "Royal" *.

          (c) The  Royal  and  Stock  shall  have the  Rights,  Privileges,  and
Preferences and Restrictions and Investors Rights as set forth in the Designation & Invertors Rights filed with secretary of state of the state of Nevada with the Company's certificate of Incorporation.

1.2 Sale and Issuances of the Convertible Series "J" Preferred Stock and Royalty Certificate(s).

          (a) Subject to the terms and conditions of this Agreement, each Purchaser severally and not jointly agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser a Convertible Preferred Series "J" and the Royalty Certificate(s) such Purchaser's on Exhibit A to this Agreement. The purchase price of Stock and Royal together is $500.00 per share. The Company's Agreement with each Purchaser's is a separate Agreement, and the sales of the Stock and Royal certificate(s) to the Purchaser's are separate sales.

          (b) The Stock, when and if issued upon conversion to common shares and Royal are hereinafter referred to as the "Securities."**


    * Stock-Convertible Preferred Series "J" 1999
    * Royal- Royality Certificate(s)

   ** Securities-Stock and Royal





1.3 Closing; Delivery. Singing of Agreement, shall take place at the offices Voyager Group, ltd., 6354 Corte del Abeto Suite F Carlsbad, California 92009, at 10:00 a.m., on August 30, 1999 or at such other time and place as the Company, the Purchasers purchasing total majority of all the Convertible Series preferred Stock and Royalty certificates offered, have mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). Purchasers have caused a total of fifty thousand to be deposited in the Company's general Bank account with Union Bank of California account #2300417283 by check payable, or wire transfer on 6/15/99 $11,487.12, 6/29/99 $11,500.00, and 7/14/99 $11,900.00
7/15-16/99  $14,000.00,  7/28/99  $1,112.88.  An Additional Loans to the Company
amount to $32,387.12 deposited on 7/28/99 and 8/24/99.

          (b) At the Closing, the Company shall deliver to each Purchaser the Stock and Royal certificate(s) purchased.

           2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser's that, except as set forth on the Schedule of Exceptions delivered on the date hereof, which exceptions shall be deemed to be Representations and Warranties as if made hereunder:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is qualified to transact business in the State of California and is in good standing under the laws of the State of California. The Company is not required to qualify to transact business in any other jurisdiction, except where the failure so to qualify would not have a material adverse effect on its business or properties.

2.2 Capitalization. Upon filing of the Designations and Investors Rights the authorized capital of the Company will consist, immediately prior to the Closing, of:

(a) One Hundred (100) shares which have been designated Series "J" Preferred Stock none of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and are no assessable, issued in compliance with all applicable federal and state securities laws, and are convertible into Common Stock on a one (1) preferred share for two hundred twenty thousand (220,000) basis.

(b) Four(4) Royality Certificate(s) consisting of four (4%) Of the Total Gross Sales recorded by the Company and additional grants to Major Investors defined herein as purchaser's owning over Ten Convertible Series "J" Preferred Stock or common stock issued upon conversion there of) "Rights of First Offer" defined by Designations and Investors Rights attached hereto as Exhibit B. The company shall first make an offering of such securities to Major Investors first. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are non assessable and issued in compliance with all applicable federal and state securities laws.

(c)      Conversion privileges of the Convertible
Preferred Stock and Royalty Certificate(s) payments as set forth in the Designations and Investors' Rights (as defined below), the Company has Know outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.






     2.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Designations and Investor Rights Investors' Rights in the form attached hereto as Exhibit B ( the "Investors' Rights
Agreement") and ( Designations )and collectively with the Investors' Rights Agreement and this Agreement, the ( "Agreements"),*** the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Securities has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

           2.4 Valid Issuance of Securities. The Securities are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights and Designations Agreements
applicable state and federal securities laws. The Stock that may be issued to the Purchasers upon conversion of the Convertible Preferred Stock en duly and validly reserved for issuance and, when issued and delivered in accordance with the terms thereof, will be duly and validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Securities will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Stock or Royal to any person or persons so as to bring the sale of such Stock or Royal the Company within the registration provisions of the Securities Act or any state securities laws. Except as set forth in Section 2.6, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Stock, the Royal or Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Common Stock when and if issued upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the designations and Investors Rights will be duly and validly issued, fully paid and non assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights and Designations and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

           2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

           2.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date, which have not been, either in any individual case or in the aggregate, materially adverse.

*** Agreements- Designations and Investors Rights.



           2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the company currently pending or that the Company intends to initiate.

          2.8 Intellectual Property. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights necessary for its business as now conducted without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business as now conducted by the employees of the Company, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.9 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Articles of incorporation or Bylaws or in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, the effect of which would have a material adverse effect on the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event, which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

          2.10  Agreements; Action.

          (a) Except for agreements explicitly contemplated hereby there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof that would be required to be disclosed pursuant to Regulation S-K, as promulgated by the Securities and Exchange Commission.

          (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $100,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than standard "off the shelf"







product licenses), or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

          (d)  For  the  purposes  of  subsections   (b)  and  (c)  above,   all
indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          2.11 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or directors or to they're respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company except that officers, directors and/or existing stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.12 Rights of Registration and Voting Rights. Except as contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.13 Title to Property and Assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.14 Changes. Since the Company's inception, there has been:

          (g) payments made by the Company to the benefit of former officers or directors, and members of their immediate families, not made in the ordinary course of its business;

          (h) declaration, setting aside payments and other distribution in respect to any of the Company's capital stock, which were set aside by the Company;












(i) without Company's knowledge, other event and condition that might materially and adversely affect the financial condition of the Company;

          (j) and arrangements by former officers and directors of the Company to do things described in this Section 2.14.

          2.15 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

          2.16 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company that would have a material adverse effect on the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation that would have a material adverse effect on the Company. To its knowledge, the Company has not received any notice alleging that any such violation has occurred.

          2.17 Confidential Information and Invention Assignment Agreements. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information in the form provided to the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.18 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.19 Corporate Documents. The documents and Designations, Investors Rights restating Certificate of Company articles and Bylaws of the Company are in the form made available to counsel for the Purchaser's. The copy of the minute books of the Company made available to the Purchaser's contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.


          2.20 Full Disclosure. This Agreement, the Exhibits hereto, the Agreements and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreements, the Exhibits hereto, or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

           3. Representations and Warranties of the Purchaser's. Each Purchaser hereby represents and warrants to the Company that:

           3.1 Authorization. Such Purchaser has full power and authority to enter into this Agreement. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(b) to the extent the indemnification provisions contained in the Investors' Rights may be limited by applicable federal or state securities laws.

           3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.3 Disclosure of Information. The Purchaser's has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser's understands that such discussions, as well as any written information delivered by the Company to the Purchaser's, were intended to describe the aspects of the Company's business that it believes to be material.

           3.4 Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are






"restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements are available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

           3.5 No Public Market. The Purchaser understands that no public market now exists for any of the Securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6 Legends. The Purchaser's understands that the Securities, and any securities issued in respect thereof or exchange therefore, may bear one or all of the following legends:

          (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR
INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (b) Any legend set forth in the other Agreements.

          (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

           4. Conditions of the Purchasers' Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that is required to be performed or complied with by it on or before the Closing and, except as set forth in Section 2.6, the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Agreements.

          4.3 Reservation of Conversion Shares. The Stock when and if issued upon conversion of the Convertible Preferred stock and the Securities when and if issued upon conversion of the Stock shall have been duly authorized and reserved for issuance upon such conversions.









          4.4 Qualifications. Except as described in Section 6, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.

          4.5 Investors' Rights & Designations. The Company, each Purchaser and the parties thereto shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as Exhibit B.

          4.6 Certifications. The Company shall have filed the appropriate documents with the Secretary of State of Nevada on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

           5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

          5.3 Qualifications. Except as described in Section 6, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

          5.4 Investors' Rights & Designations. The Company and each Purchaser shall have executed and delivered the Investors' Rights & Designations in substantially the form attached as Exhibit B.

5.5 Nevada Certificates. The Company shall have filed all documents the Restating Certificate with the Secretary of State of Nevada on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

     6. Nevada Law. Holders of Series "J" Preferred Stock, outstanding shall vote as a separate class.

     7.   Miscellaneous.

          7.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

          7.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.









          7.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and if to the Company.

          7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8 Fees and Expenses. If the Closing is consummated, the Company shall pay the reasonable fees and expenses of one special counsel for the Purchasers, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $15,000. Except as provided above, the Company and each Purchaser shall pay their respective filing fees and other expense in connection with all filings they are required by law.

          7.9 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.10 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers of at least a majority of the Convertilbe Preferred Stock purchased hereunder. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

          7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.








          7.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          7.13 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          7.14 Corporate Securities Law. THE SALE OF THE SECURITIES, WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

     7.15 Confidentiality. Except as provided below, each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The provisions of this
Section 7.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall prevent any party from disclosing (i) such information which has been publicly disclosed, (ii) such information which becomes available to the party on a non-confidential basis from a source other than a party hereto, provided that such source is not bound by confidentiality with such party, (iii) information required to be disclosed pursuant to subpoena or other court process or otherwise required by law and (iv) such information was known to such party prior to its first receipt from the other party. Notwithstanding the foregoing provisions of this Section

          7.16 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.












                   The parties have executed  this Series "J" Preferred  Stock &
            Royalty Certificate
                     Purchase Agreement as of the date first written above.


                            SIGNATURE PAGE.



                                       COMPANY:

                                       Voyager Group, Ltd

                                       By:
                                           -------------------------------------
                              Name: Michael Johnson
                             Title: Vice President, Secretary and Director


                                       PURCHASERS:

                                       John Southerland

                            By:______________________


                                      Marlen Johnson

                           BY:_______________________




             Signature Page to the Series "J" Preferred Stock and
                      Royalty Certificates Purchase Agreement


                                   EXHIBITS


     Exhibit A -  Schedule of Purchasers

     Exhibit B -  Designation of Rights, Privileges, Preferences,
                  Power, Qualifications, Limitations & restriction of the Convertible Preferred Series "J" 1999 and Royalty certificates. Pursuant to Nevada Law Sections 78-195,199.5, And 196 filed with Secretary of State and Company's Certificate of Incorporation.

             B - Investors' Rights Agreement filed with Designations Rights, with Secretary of State of Nevada

     Exhibit C -  Form of Convertible Preferred Series "J" 1999
     Exhibit D -  Form of Royalty Certificate












                                   EXHIBIT A
                            SCHEDULE OF PURCHASERS


Purchaser Name   Total Purchase Price    Preferred Shares   Royalty Certificates

John Southland      $25,000.00             50                       2

Marlen Johnson      $25,000.00             50                       2


* Pursuant to Section 1.2 of this Agreement, such Purchaser is acquiring convertible preferred stock series "J" 1999.

* Pursuant to Section 1.2 of this Agreement, such Purchaser's are acquiring two Royalty Certificates.